UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 6, 2007 (June 1, 2007)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -- Other Events

Item 8.01 Other Events

On June 1, 2007, Aircastle Limited (“Aircastle”) announced that the ACS 2007-1 Pass Through Trust (the “Trust”) priced a single tranche of $1,170,000,000 of Class G-1 Floating Rate Asset Backed Certificates, series 2007-1 (the “Certificates”). The Certificates will bear interest on a floating rate basis at the rate of one-month LIBOR plus 0.26%. The closing of the sale of the Certificates is expected to occur on June 8, 2007.

The Trust will purchase Class A-1 Notes (“Notes”) issued by subsidiaries of Aircastle, ACS 2007-1 Limited and ACS Aircraft Finance Ireland 2 Limited (the “Note Issuers”), which will use the proceeds of the sale of the Notes to acquire a portfolio expected to consist of 59 aircraft from affiliates of Aircastle. The Notes also bear interest at the rate of one-month LIBOR plus 0.26%, excluding guarantee fees, issuance fees and expenses. Aircastle will hold substantially all equity interests in the Note Issuers, and will consolidate the results of the Note Issuers with Aircastle results.

A copy of the press release announcing the pricing of the Certificates is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated June 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Dated: June 6, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 1, 2007